Exhibit 99.13(i)

AMERITRADE SERVICING AGREEMENT

This Servicing Agreement is made as of April 26. 2005, between, on the one hand, Ameritrade, Inc., a Nebraska corporation (“Ameritrade”), and, on the other hand, Pacific Global Investment Management Company, a California corporation and an investment adviser registered with the Securities and Exchange Commission (“Advisor”) and Pacific Advisors Fund, Inc.,  an open-end investment company organized as a corporation under the laws of the State of Maryland (“Fund Company”), executing this Agreement, on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Exhibit A, as amended from time to time. In the event there are no series or classes of shares listed on Exhibit A, then the term “Fund” shall mean “Fund Company.” Ameritrade, Advisor and Fund Company may be referred to collectively herein as the “parties.”

RECITALS

A.            Fund Company is an open-end investment company registered under the Investment Company Act of 1940 (as amended from time to time, the “1940 Act”).

B.            Fund Company is authorized to issue shares of beneficial interest (the “Shares”), which may be in separate series or classes, which Shares Advisor and Fund Company represent are registered under the Securities Act of 1933 (as amended from time to time the “1933 Act”).

C.            Advisor is the investment advisor to each of the Funds.

D.            Ameritrade is a broker-dealer, and desires to facilitate the purchase, redemption and exchange of Shares of those Funds which Ameritrade makes available to its clients.

E.             Fund Company and Advisor desire that Ameritrade accept and transmit orders for the purchase, exchange and redemption of Shares on behalf of clients of Ameritrade and provide certain administrative services to such clients.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated in the Agreement and which the parties agree are accurate, the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                     Accounts and Orders

A.            Fund Company on behalf of each Fund, hereby designates and authorizes Ameritrade to receive and to transmit to the applicable Fund purchase, redemption and exchange orders (“Orders”) from Ameritrade clients on behalf of the Funds for purposes of Rule 22c-l under the 1940 Act, so that any such Ameritrade client will receive the Share price for the Business Day (as defined in Ameritrade’s Operating Procedures) on which Ameritrade accepted such client’s Order.

B.            Fund Company further agrees that Ameritrade may designate and authorize such intermediaries as it deems necessary, appropriate or desirable (“Designees”), their being in compliance with all registration and other laws applicable to such activities, to receive orders from Ameritrade’s clients on behalf of the Funds for purposes of Rule 22c-l under the 1940 Act, so that any such client will receive a Fund’s Share price in accordance with the policies and procedures of the Fund and Ameritrade. Ameritrade shall be liable to Fund Company to the same extent as if Ameritrade itself had acted or failed to act instead of Designee. Fund Company acknowledges and agrees that Ameritrade may establish procedures that prohibit acceptance of orders by it for the purchase or sale of the shares of any Fund prior to the close of the New York Stock Exchange.

C.            In connection with this Section, Fund Company represents and warrants to Ameritrade that all necessary legal and other actions have been taken to authorize Ameritrade and any Designee to receive purchase, redemption and exchange Orders from Ameritrade clients on behalf of the Funds, and that it will cause each Fund to undertake any necessary review or re-approval of such authorization.

D.            Ameritrade will, from time to time, open accounts with a Fund or its transfer agent, as applicable (individually an “Account” and collectively, the “Accounts”), in connection with purchases of Shares of a Fund. Ameritrade will, on behalf of its client, transmit Orders to purchase, redeem and exchange Shares, settle transactions, reconcile transactions, obtain pricing and reinvest distributions.

2.             Transactions in the Funds. Subject to the terms and conditions of this Agreement, Fund Company will make Shares of each Fund available to be purchased or exchanged by Ameritrade on behalf of its clients, and redeem Shares pursuant to Orders of Ameritrade on behalf of its clients, at the net asset value applicable to each Order. Fund Company will maintain such Accounts to record investments in a Fund as Ameritrade may direct from time to time. Fund Company shall designate each such Account with an account number, which shall be the means of identification when the parties are transacting Share purchases, exchanges or redemptions in that Account. Ameritrade may adopt such procedures relating to the performance of its obligations hereunder (“Operating Procedures”) as it determines to be necessary or appropriate.

3.             State Qualification Requirements. Except as identified on Exhibit C, the Shares of any Fund are qualified for, and not subject to any contractual or other restriction related to their offer and sale in each of the 50 states of the United States, Puerto Rico and the District of Columbia. Fund Company shall list any such restriction on the offer and sale of the Shares of a Fund on Exhibit C, which Fund Company may, following written notice to Ameritrade, amend from to time to time. In reliance on representations of Fund Company under this Section and Exhibit C, Ameritrade may place purchase orders for Shares of a Fund on behalf of an Ameritrade client in each of the 50 states of the United States, Puerto Rico and the District of Columbia, to the extent indicated on Exhibit C. Ameritrade shall have no obligation to inquire as to the basis of Fund Company’s representations under this Section or Exhibit C.

4.             Compensation. For the services provided under the terms of this Agreement, Fund Company shall pay Ameritrade the fees set forth on Exhibit B with respect to any Fund not designated “NL” on Exhibit A and Advisor shall pay Ameritrade the fees set forth on Exhibit B with respect to any Fund designated “NL” on Exhibit A. Exhibit B may be amended from time to time upon the mutual agreement of the parties. The compensation shall be paid in the time and manner set forth on Exhibit B. Advisor may be reimbursed by Fund Company for any payments that it may make hereunder, but Advisor shall pay Ameritrade whether or not Advisor is reimbursed by Fund Company.

The parties agree that the fees are intended to be for shareholder servicing and other administrative services provided by Ameritrade, and not for the services of an underwriter or a principal underwriter of any Fund within the meaning of the 1933 Act or the 1940 Act, and are not intended to constitute payment in any manner for investment advisory, distribution, trustee or custodial services.

5.                                       Content of Shareholder Communications.

A.            Fund Company shall also ensure that either the prospectus, or, if incorporated in its prospectus, the statement of additional information, of each of its Funds discloses that:

(i)            The Fund has authorized one or more brokers to receive on its behalf Orders for the purchase, redemption and exchange of its Shares;

(ii)           Such brokers are authorized to designate other intermediaries to receive on behalf of the Fund Orders for the purchase, redemption and exchange of its Shares;

(iii)          The Fund will be deemed to have received a purchase, redemption or exchange Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order in good order in accordance with any procedures established by that broker relating to the receipt, acceptance and transmission of Orders;

(iv)          Procedures established by brokers relating to the receipt, acceptance and communication of Orders may require receipt and acceptance of an Order by such broker at a time prior to the close of the New York Stock Exchange so that such Order may receive the Net Asset Value next calculated by the Fund;

(v)           Client Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker or the broker’s authorized designee in a timely manner; and

(vi)          The performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available; and to averages, performance rankings, or other information prepared by recognized mutual fund statistical services.

6.             Limit of Liability. Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

7.                                      Indemnity.

A.            Advisor, Fund Company and Funds.

(i)            Fund Company and Advisor, jointly and severally, and Fund Company as to itself and with each Fund severally and not jointly, shall indemnify and hold harmless Ameritrade and each director, officer, employee, agent, and Affiliate of Ameritrade from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees) (collectively “Losses”) incurred by any of them arising out of, relating to or based upon (aa) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of a Fund or in any advertising or promotional material published or provided to Ameritrade by or on behalf of Fund Company or any Affiliate of Fund Company or accurately derived by Ameritrade from advertising or promotional material published or provided by or on behalf of Fund Company or any Affiliate of Fund Company, (bb) any violation of any law, rule or regulation relating to the registration or qualification of shares of a Fund, (cc) any breach by any of them of this Agreement or any representation, warranty, covenant or agreement contained in this Agreement, or (dd) any negligence or willful misconduct or violation of law, regulation or rule of a self regulatory organization in the performance of, or failure to perform, obligations under this Agreement by Advisor, Fund Company or a Fund or (ee) the instructions of Advisor, Fund Company or a Fund, or any of their failure to comply with an Order or from any errors made in responding to an Order.

B.                                      Ameritrade.

Ameritrade shall indemnify, defend and hold harmless the Advisor, Fund Company and each Fund and each of their Affiliates, directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney’s fess (collectively the “Losses”) arising out of, relating to, or based upon;

(i)            Ameritrade’s negligence, willful misconduct or violation of applicable law, regulation or rule of a self regulatory organization to which it is subject in the performance of, or failure to perform its duties and obligations under this Agreement;

(ii)           Any breach by Ameritrade of this Agreement; or any representation, warranty, covenant or agreement made by it in this Agreement; or

(iii)          The instructions of Ameritrade, Ameritrade’s failure to transmit an Order or from any errors contained in any Order submitted by Ameritrade.

C.            Scope. The foregoing indemnity provisions are in addition to any liability Ameritrade and Advisor, Fund Company and a Fund may otherwise have under this Agreement or otherwise. The provision of this Section shall survive the termination of this Agreement.

D.            Indemnification Procedures. Promptly after receipt by a party entitled to indemnification hereunder of notice of the commencement of an investigation, action, claim or proceeding (collectively “claim”), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; provided, however, the failure to notify the indemnifying party will not relieve such party from any liability which it may have to any indemnified party otherwise than under this Section and will not relieve such party from liability under this Section if the failure to promptly notify does not materially prejudice the indemnifying party. Upon the receipt of any such notification, the indemnifying party shall be entitled to participate in the claim, and, to the extent it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party of its intention to assume the defense of an action and approval of counsel, the indemnified party shall bear the expense of any additional counsel retained by it, and the indemnifying party shall not be liable to such indemnified party under this Section for any legal or other expenses of such additional counsel subsequently incurred by such indemnified party in connection with the defense of such claim, other than reasonable costs of investigation. The indemnifying party shall not settle or compromise the liability of the indemnified party in any action, or permit a default or consent to the entry of any judgment in respect thereof without the prior written consent of the indemnified party, unless such settlement, compromise or consent completely and finally releases the indemnified party from any and all liability. The indemnified party shall not settle or compromise any claim against it without consent of the indemnifying party unless the indemnified party waives the indemnity.

8.                                      Representations and Warranties.

A.            Fund Company, on behalf of itself and each Fund, and Advisor respectively represent and warrant that:

(i)            it is and will at all times throughout the term of this Agreement be duly organized and validly existing in the state of its organization;

(ii)           it has full power and authority under applicable law, and has taken all corporate action necessary to enter into and perform this Agreement, and the Agreement when executed and delivered, shall constitute its legal, valid and binding obligation;

(iii)          it has and at all times throughout the term of this Agreement will have all licenses, registrations and memberships necessary to perform the services hereunder;

(iv)          it will act in compliance with all applicable laws and regulations in connection with the performance of its duties hereunder, including, but not limited to, all applicable Federal and state securities laws and regulation;

(v)           except as disclosed on Exhibit C, the Shares are registered under the 1933 Act and the Funds are qualified under applicable state securities laws in each of the 50 states of the United States, Puerto Rico and the District of Columbia and not subject to any restriction on their offer or sale.

(vi)          Fund Company further represents and warrants that its sales charges are and will at all times throughout the term of this Agreement be in conformity with the requirements of § Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”), as amended from time to time (“Rule 2830”), which enable a member of the NASD to offer or sell shares of Fund Company or a Fund;

(vii)         Each Fund Company designated “NL” on Exhibit A is a “no-load” or “no-sales charge” Fund Company as defined in § Rule 2830;

(viii) Each Fund marked with an asterisk on Exhibit A has no sales charge, as that term is defined or used in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”), such fund’s Rule 12b-1 Plan does not exceed 25 basis points per annum; and

B.            Ameritrade represents and warrants that:

(i)            It is a member of the NASD;

(ii)           It is a Member of the NSCC and has access to Fund/SERV and NETWORKING;

(iii)          it is and will at all times throughout the term of this Agreement be duly organized and validly existing in the state of its organization;

(iv)          it has full power and authority under applicable law, and has taken all corporate action necessary to enter into and perform this Agreement, and the Agreement when executed and delivered, shall constitute the legal, valid and binding obligation of Ameritrade;

(v)           it has and at all times throughout the term of this Agreement will have all licenses, registrations and memberships necessary to perform the services hereunder;

(vi)          it will act in compliance with, and cause its designees and agents to comply with, all applicable laws and regulations in connection with the performance of its duties hereunder, including, but not limited to, all applicable Federal and state securities laws and regulations; and

(vii)         it has and at all times throughout the term of this Agreement will have systems capability or procedures that are reasonably designed to perform its obligations under this Agreement and to prevent the aggregation of Orders received after the end of Business Day are not aggregated with Orders received before such time.

C.            If the foregoing representations and warranties made by Fund Company, Advisor or Ameritrade become inaccurate, then Fund Company, Advisor or Ameritrade, as the case may be, will promptly notify the other parties thereof.

9.             Use of Parties’ Names.

A.            Each party agrees that, without prior written consent, it will not cause or permit the use, description, or reference to parties, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities, including, without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

B.            Each party authorizes the other party to use the names or other identifying marks of the parties in connection with its services pursuant to this Agreement.

C.            Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or (ii) if any of the Funds cease to be available for purchase by Ameritrade’s clients; provided, however, that Ameritrade may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

10.          Proprietary Information. Each party hereto acknowledges that the identities of the other party’s clients, information maintained by such other party regarding those clients, and an computer programs and procedures developed by such other party or such other party’s Affiliates or agents in connection with such other party’s performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it or its Affiliate or agent come into possession of any information, list or compilation of the identities of or other information about the other party’s clients, or any other property of such party, the party who acquired such information or property, or whose Affiliate or agent acquired such information or property, shall use its best efforts to hold, or to cause its Affiliate or agent to hold, such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property; except (i) with the other party’s prior written consent, or (ii) as required by law, regulation or the rules of a self regulatory organization with jurisdiction, or judicial process. Each party agrees that proprietary information includes, but is not limited to names, addresses and Fund share positions of nonobjecting Ameritrade clients (“NBO information”) furnished to or acquired by Fund Company, its Affiliates or agents pursuant to Rule 14b-l(b)(3) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and that use of such information pursuant to Rule 14a-13(b)4 under the 1934 Act would not be in violation of the agreement to hold such information in confidence. Each party acknowledges that, any breach of the foregoing agreements as to another party, would result in immediate irreparable harm to the other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

11.                               Additional Covenants and Agreements.

A.            Each party shall promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

B.            Ameritrade covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to each Account for a Business Day will be based upon instructions that it received from clients or their authorized investment advisors in proper form prior to the Close of Trading of the New York Stock Exchange on such Business Day and will be in compliance with Fund’s policies and procedures with respect to market timing as described in the Fund’s prospectus and Statement of Additional Information.

C.            Ameritrade covenants and agrees that it will provide its clients with a statement of additional information or annual or semi-annual report for a Fund within seven days of any such request, provided Fund Company has promptly made such statement or report available to Ameritrade.

D.            Ameritrade shall not, without the prior written consent of Fund Company, make representations concerning the Funds or its Shares other than those contained in such Fund’s then current prospectus or in current sales literature approved by Fund Company and provided to Ameritrade by or on behalf of Fund Company; provided that Ameritrade may make available to its clients or their investment advisors or post on its website without consent of Fund Company statistical and other information concerning any Fund that has been prepared by an independent third party.

E.             In the event that an Account that is maintained in street name (or any name other than the name of the ultimate beneficial owner) holds five percent (5%) or more of a Fund’s outstanding Shares, Ameritrade shall, upon Fund Company’s request, request that the record holder of the Account confirm whether any beneficial owner of such account owns five percent (5%) or more of the outstanding Fund Shares held through that Account. Fund Company shall indicate in its request the number of Fund Shares that equal five percent (5%) of the outstanding Fund Shares. Ameritrade will furnish the information to Fund Company if and when it obtains the information from the entity that is the record holder of the account.

F.             Fund Company agrees to cooperate to the extent possible with Ameritrade as Ameritrade develops and seeks to implement new processing systems for purchases, redemptions or exchanges of Shares by its clients.

12.          Non-Exclusivity. Each party acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

13.          Amendment. This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this Section. Exhibit A shall be amended by Fund Company in the event of any change to the information contained therein. Exhibit B may be amended by Ameritrade on thirty (30) days’ written notice to Fund Company or such earlier time as shall be agreed to by the parties. Any valid waiver of a provision set forth in this Agreement shall not constitute a wavier of any other provision of this Agreement. In addition, such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

14.          Operations of Funds and Ameritrade. In no way shall the provisions of this Agreement limit the authority of any Fund or Fund Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its Shares. In no way shall the provisions of this Agreement limit the authority of Ameritrade to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of its services or with respect to the shares of funds other than the Funds offered to clients pursuant to this Agreement.

15.                              Miscellaneous.

A.            Assignability. This Agreement is not assignable by any party without the prior written consent of the other parties, and any attempted assignment in contravention hereof shall be null and void and not merely voidable; provided, however, that Ameritrade may, without the consent of Advisor or Fund Company (for itself or any Fund), assign its rights and obligations under this Agreement to any subsidiary or affiliate of Ameritrade.

B.            Exhibit, Entire Agreement. All Exhibits to this Agreement and Ameritrade’s Operating Procedures, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits hereto and the Operating Procedures) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the date on which this Agreement has been executed and delivered by Ameritrade and Fund Company.

C.            Notices and Communications. Except as otherwise set forth in this Agreement, any communication, instruction or notice made pursuant to this Agreement may be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission or e-mail. Ameritrade is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, Advisor and any Affiliate of Fund Company or their agents authorized to provide such communications, instructions or notices to Ameritrade. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it by Ameritrade, or its agents authorized to provide such communications, instructions or notices to Fund Company. Notices and communications shall be sent to the address, telephone numbers, facsimile number or e-mail address set forth below each party’s name on the signature page by personal delivery, facsimile, e-mail, reputable overnight courier service or, except as otherwise specified, registered or certified mail, postage prepaid, return receipt requested. The notice or communication shall be deemed effective on personal or oral delivery (when permitted), the date of delivery by facsimile, e-mail or reputable overnight courier, and three days after deposit in the mail.

D.            Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Nebraska, applicable to contracts between Nebraska residents entered into and to be performed entirely within the state.

E.             Arbitration. In the event of a dispute between Fund Company and Ameritrade relating to or arising out of this Agreement or the relationship of the parties hereto, the parties will submit the matter to arbitration in accordance with paragraphs (i), (ii) and (iii) below.

(i)            Arbitration will be held in Omaha, Nebraska, in accordance with the rules and regulations of the NASD, except, (a) in the event that the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in Omaha, Nebraska in accordance with the rules and regulations of the American Arbitration Association, and (b) in the event that a non-party to this Agreement brings an arbitration against Ameritrade, Advisor, Fund Company or a Fund relating to or arising out of this Agreement, then the parties agree to arbitrate in whichever arbitration forum such arbitration is brought. In the event that (aa) a non-party initiates ajudicial proceeding against Ameritrade, Advisor, Fund Company or a fund relating to, or arising out of, this Agreement, (bb) such claim can not be compelled to arbitration, and (cc) Ameritrade, Advisor, Fund Company or a Fund asserts a claim against the other party in connection with such proceeding, then the parties agree to submit to the jurisdiction of the court in that judicial proceeding.

(ii)           If the arbitration is brought by one of the parties hereto, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the NASD or American Arbitration Association, as appropriate. The arbitrators shall be attorneys or retired attorneys specializing in securities law. Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.s.c. Sections 1-16 to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

(iii)          Each party will bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration. The arbitrator will designate the party to bear the expenses of the arbitration or the respective amounts of such expense to be borne by each party. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of the award.

(iv)          Nothing in this Section will prevent either party from resorting to judicial proceedings or otherwise for injunctive relief to prevent irreparable harm or injury to a party or others, and resort to such judicial proceedings shall not constitute a waiver of this arbitration provision.

F.             Effectiveness and Termination.

(i)            The effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made, or the date set forth opposite the name of the Fund on Exhibit A.

(ii)           This Agreement may be terminated as to any Fund by Ameritrade immediately upon written notice to Fund Company. This Agreement may be terminated as to any Fund by Fund Company upon thirty (30) days’ written notice to Ameritrade. Upon termination, the parties shall complete processing of transactions in progress at time of termination, and correct any errors in a transaction, each in the manner described in the Operating Procedures. The provisions of Sections 6, 7, 9, 10 and 15.E shall survive this Agreement.

(iii)          Upon the termination date of this Agreement with respect to any Fund, Ameritrade may, in its discretion, cease making the Shares available for purchase by its clients, or may make them available on other terms.

G.            Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

H.            Construction. This Agreement has been negotiated and neither the Agreement nor any provision hereof is to be construed or interpreted against any party as the draftsperson.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto as of the date first written above.

[AMERITRADE]

By:	/a/ Michael Brennan

Name:	Michael Brennan

Title:	Vice President & Managing Director of Operations

Address:	Ameritrade, Inc.

Attn: Kim Herrold

1005 North Ameritrade Place

Bellevue, NE 68005

Tel. No.	(866) 423-2683

Fax No.	(402) 970-5266

Email	kherrold@ameritrade.com

Date:	5/12/2005

PACIFIC ADVISORS FUND, INC., on its own
behalf and on behalf of each Fund listed on
Exhibit A hereto, as amended from time to time

By:	/a/ Barbara A. Kelley

Name:	Barbara A. Kelley

Title:	Treasurer

Address:	206 N. Jackson Street, Sui 301

Glendale, CA 91206

Tel. No.	(818) 242-6693

Fax No.	(818) 242-5952

Email	bkelley@pgimc.com

Date:

PACIFIC GLOBAL INVESTMENT
MANAGEMENT COMPANY

By:	/a/ Barbara A. Kelley

Name:	Barbara A. Kelley

Title:	Treasurer

Address:	206 N. Jackson Street, Sui 301

Glendale, CA 91206

Tel. No.	(818) 242-6693

Fax No.	(818) 242-5952

Email	bkelley@pgimc.com

Date:

EXHIBIT A

FUNDS SUBJECT TO THIS AGREEMENT

Code	Name of Fund	Symbol	CUSIP	Date
NL*	Pacific Advisors Small Cap Fund (A)	PASMX	694336405	2/17/05
NL*	Pacific Advisors Multi-Cap Fund (A)	PAMVX	694336868	2/17/05
NL*	Pacific Advisors Growth Fund (A)	PAGTX	694336884	2/17/05
NL*	Pacific Advisors Balanced Fund (A)	PAABX	694336306	2/17/05
NL*	Pacific Advisors Income and Equity Fund (A)	PADIX	694336207	2/17/05
NL*	Pacific Advisors Government Securities Fund (A)	PADGX	694336108	2/17/05

Waiver of Initial Sales Charges of Class A Shares

The above listed funds are “load funds” per the Pacific Advisors Fund prospectus. These funds may be purchased with the initial sales charge on Class A shares waived based on several exceptions which include purchases by registered investment advisers for their counsel accounts. For purposes of this agreement, purchases transacted under this sales charge waiver representation will be considered no-load and are marked “NL *”.

For more detail on other sales charge waiver exceptions, please refer to the Pacific Advisors Fund Statement of Additional Information (SAI).

NL          Indicates that Fund Company is a “no-load” or “no sales charge” Fund Company as defined in Rule 2830.

*              Indicates that Fund has no sales charge, as defined in Rule 2830, and that such Fund’s Rule 12b-l Plan, if any, does not exceed 25 basis points per annum.

A-I

EXHIBIT B

FEES

For such time as this Agreement shall be in effect, Pacific Advisors Fund, Inc. [Fund Company], agrees to pay AMERITRADE for its services hereunder a fee based on the net asset value of each Account with respect all funds not identified as NL on Exhibit A, as follows:

Assets Under	Annual Fee
Management	Percentage

Account	0.25%

The fee shall be calculated at the end of each calendar quarter based on the average net asset value of the Account as of the last business day of each calendar month within such calendar quarter. The average net asset value of the Account shall be multiplied by the annual fee rate, and the resulting amount shall then be divided by 4 to determine the quarterly payment.

For such time as this Agreement shall be in effect, Pacific Global Investment Management Company [Adviser], agrees to pay AMERITRADE for its services hereunder a fee based on the net asset value of each Account with respect all funds identified as NL on Exhibit A, as follows:

Assets Under	Annual Fee
Management	Percentage

Account	0.25%

The fee shall be calculated at the end of each calendar quarter based on the average net asset value of the Account as of the last business day of each calendar month within such calendar quarter. The average net asset value of the Account shall be multiplied by the annual fee rate, and the resulting amount shall then be divided by 4 to determine the quarterly payment.

B-I

EXHIBIT C

State Security Qualifications and Restrictions

Please see attached Blue Sky Listing for Pacific Advisors Funds.

B-1

Pacific Advisors Fund Inc.

Blue Sky Advice - Effective April 2005

Jurisdiction                       Class A Status

1 Alabama	Small Cap			Balanced	Income & Equity	Government
2 Alaska
3 Arizona	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
4 Arkansas	Small Cap			Balanced	Income & Equity	Government
5 California	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
6 Colorado	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
7 Connecticut	Small Cap		Mutli-Cap	Balanced	Income & Equity	Government
8 Delaware	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
District of Columbia	Small Cap
9 Florida	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
10 Georgia	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
11 Hawaii	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
12 Idaho	Small Cap			Balanced	Income & Equity	Government
13 Illinois	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
14 Indiana	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
15 Iowa	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
16 Kansas	Small Cap	Growth		Balanced
17 Kentucky	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
18 Louisiana	Small Cap	Growth		Balanced	Income & Equity	Government
19 Maine	Small Cap			Balanced	Income & Equity	Government
20 Maryland	Small Cap			Balanced	Income & Equity	Government
21 Massachusetts	Small Cap			Balanced
22 Michigan	Small Cap	Growth		Balanced	Income & Equity	Government
23 Minnesota	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
24 Mississippi	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
25 Missouri	Small Cap			Balanced	Income & Equity	Government
26 Montana	Small Cap			Balanced	Income & Equity	Government
27 Nebraska	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
28 Nevada	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
29 New Hampshire
30 New Jersey	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
31 New Mexico	Small Cap			Balanced	Income & Equity	Government
32 New York	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
33 North Carolina	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
34 North Dakota	Small Cap	Growth		Balanced	Income & Equity	Government
35 Ohio	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
36 Oklahoma
37 Oregon	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
38 Pennsylvania	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
Puerto Rico	Small Cap			Balanced	Income & Equity	Government
39 Rhode Island
40 South Carolina	Small Cap			Balanced	Income & Equity	Government
41 South Dakota	Small Cap	Growth		Balanced	Income & Equity	Government
42 Tennessee	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
43 Texas	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
44 Utah	Small Cap	Growth		Balanced	Income & Equity	Government
45 Vermont	Small Cap			Balanced	Income & Equity	Government
46 Virginia	Small Cap	Growth		Balanced	Income & Equity	Government
47 Washington	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
48 West Virginia	Small Cap			Balanced	Income & Equity	Government
49 Wisconsin	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
50 Wyoming	Small Cap	Growth		Balanced	Income & Equity	Government

Distributor: Pacific Global Fund Distributors, Inc. (800) 989-6693

Pacific Advisors Fund Inc.

Blue Sky Advice - Effective April 2005

Jurisdiction          Class C Status

1 Alabama	Small Cap			Balanced	Income & Equity	Government
2 Alaska
3 Arizona	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
4 Arkansas	Small Cap			Balanced	Income & Equity	Government
5 California	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
6 Colorado	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
7 Connecticut	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
8 Delaware	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
District of Columbia
9 Florida	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
10 Georgia	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
11 Hawaii	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
12 Idaho	Small Cap			Balanced	Income & Equity	Government
13 Illinois	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
14 Indiana	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
15 Iowa			Multi-Cap
16 Kansas	Small Cap	Growth		Balanced
17 Kentucky	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
18 Louisiana	Small Cap	Growth		Balanced	Income & Equity	Government
19 Maine				Balanced
20 Maryland	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
21 Massachusetts	Small Cap		Multi-Cap	Balanced	Income & Equity
22 Michigan	Small Cap			Balanced
23 Minnesota	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
24 Mississippi
25 Missouri	Small Cap			Balanced	Income & Equity	Government
26 Montana	Small Cap			Balanced	Income & Equity	Government
27 Nebraska	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
28 Nevada	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
29 New Hampshire
30 New Jersey	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
31 New Mexico	Small Cap		Multi-Cap	Balanced
32 New York	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
33 North Carolina	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
34 North Dakota
35 Ohio	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
36 Oklahoma
37 Oregon	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
38 Pennsylvania	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
Puerto Rico			Multi-Cap	Balanced	Income & Equity
39 Rhode Island
40 South Carolina	Small Cap			Balanced	Income & Equity	Government
41 South Dakota
42 Tennessee			Multi-Cap
43 Texas	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
44 Utah	Small Cap	Growth		Balanced	Income & Equity	Government
45 Vermont
46 Virginia	Small Cap	Growth		Balanced	Income & Equity	Government
47 Washington	Small Cap		Multi-Cap	Balanced	Income & Equity	Government
48 West Virginia				Balanced
49 Wisconsin	Small Cap	Growth	Multi-Cap	Balanced	Income & Equity	Government
50 Wyoming	Small Cap	Growth		Balanced	Income & Equity	Government

Distributor: Pacific Global Fund Distributors, Inc. (800) 989-6693